UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2008

MF Global Ltd.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33590	98-0551260
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

Clarendon House, 2 Church Street

Hamilton HM 11, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-5950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Terms of the Investment Agreement

MF Global Ltd. (the “Company”) entered into an Investment Agreement, dated as of May 20, 2008 (the “Investment Agreement”), with J.C. Flowers II Fund L.P., an investment vehicle managed by J.C. Flowers & Co. LLC (“J.C. Flowers”), pursuant to which J.C. Flowers has agreed to provide a backstop commitment of $300,000,000 towards the offering, in one or more private placements and/or public offerings, of equity securities of the Company (the “Capital Investment”).

Under the terms of the Investment Agreement, J.C. Flowers agreed to purchase a minimum of 1,500,000 shares, for an aggregate value of $150,000,000, up to a maximum of 3,000,000 shares, for an aggregate value of $300,000,000, of a newly authorized series of the Company’s convertible preference shares, designated as 6% Cumulative Convertible Preference Shares, Series A (the “Preference Shares”) at a purchase price and liquidation preference of $100.00 per share. As part of the Investment Agreement, J.C. Flowers has the right to nominate up to two directors, depending on the size of its holdings, to the Company’s board of directors. Subject to certain exceptions, none of the securities sold to J.C. Flowers under the Investment Agreement may be transferred for a period of 12 months after closing and J.C. Flowers may not beneficially own 20% or more of the Company’s outstanding common shares for a period of three years after the closing. The purchase of the Preference Shares by J.C. Flowers is subject to customary closing conditions, including regulatory and anti-trust approvals. In addition, J.C. Flowers’ obligation to purchase the Preference Shares is conditioned upon the Company obtaining debt and/or equity financing that together with the Capital Investment will be at least $750,000,000 and have terms no less favorable than certain specified terms. The closing under the Investment Agreement is to occur on July 31, 2008, or sooner if all conditions to the closing are satisfied or waived; but not prior to June 30, 2008.

Under the terms of the Investment Agreement, if, prior to the first anniversary of the closing (or in any offering required under any future bank financings), the Company sells common shares or securities convertible into or exercisable for common shares at a price less than the conversion price on the Preference Shares, the Company will pay J.C. Flowers a make-whole amount reflecting the difference in pricing (subject to limited exceptions). The make-whole payment may be paid, at the Company’s option, in cash or common shares, subject to NYSE listing requirements. In addition, if, prior to the first anniversary of the closing, the Company sells any other series of preference shares with a dividend rate above 5.45%, the dividend rate on the Preference Shares held by J.C. Flowers will be increased so as to equal 110% of the other series’ dividend rate. The Company has the option of paying the incremental dividend in cash or common shares, subject to NYSE listing requirements. If necessary the Company may defer the make-whole payment and/or the incremental dividend adjustment payment in order to seek a shareholder vote.

The Investment Agreement contains various representations, warranties and covenants of the Company. Among other things, the Company has agreed to indemnify J.C. Flowers in respect of any breach of representations or warranties for two years after the closing, subject to specified maximum and minimum amounts.

This description of the Investment Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the Investment Agreement, a copy of which is to be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended March 31, 2008.

Terms of the Preference Shares

The rights, preferences and privileges of the Preference Shares are set forth in the 6% Cumulative Convertible Preference Shares, Series A Certificate of Designations of the Company.

The Preference Shares may be converted, at the holders’ option, at any time into common shares, at the rate of eight common shares per Preference Share. The Company has the right to cause some or all of the Preference Shares to be converted into common shares at any time after May 15, 2013 if, for any 20 trading days within a period of 30 trading days, the closing price of the common shares exceeds 125% of the conversion price, provided that the common shares issued upon conversion are freely tradeable and may be immediately resold by the holder. The Preference Shares are initially convertible into common shares at a rate of $12.50 per common share. The conversion rate is subject to adjustment upon certain dilution events. In connection with any conversion, the holders will be entitled to receive any accumulated, unpaid dividends.

Dividends on the Preference Shares are payable quarterly, on a cumulative basis, if, as and when declared by the Company’s board of directors out of legally available funds, commencing with the dividend period relating to the dividend payment date on August 15, 2008, at an annual rate of 6% of the liquidation preference of the Preference Shares. Holders of the Preference Shares will also be entitled to participate in any dividends (other than dividends in common shares) paid on the common shares, on an as-converted basis. The Company may pay quarterly dividends in the form of cash or common shares (valued at 95% of the then-current market value), at its option. Dividends that are not declared and paid accumulate and accrue dividends at the annual rate of 6%. The Company is prohibited from paying any dividend with respect to its common shares and from repurchasing or redeeming its common shares or other junior securities, subject to certain exceptions, unless full accumulated dividends are paid on the Preference Shares.

The Preference Shares are not redeemable by the holders. Holders of the Preference Shares are entitled to vote with the common shareholders on all matters submitted to a vote of the common shareholders, which includes the right to vote for the election of directors at any annual meeting, voting together with the common shareholders as a single class, on an as-converted basis. Holders of the Preference Shares are also entitled to vote, to the exclusion of the common shareholders, on certain matters that affect the rights and privileges of the Preference Shares. Holders of the Preference Shares have the right, together with other parity securities having similar voting rights, to elect two directors if dividends have not been paid in full for six quarterly dividend periods.

In the event of any liquidation, dissolution or winding up of the Company, the Holders will have the right to receive a liquidation distribution out of any assets available for distribution after payments to creditors, and before any distribution in respect of common shares, in an amount equal to the greater of (1) the liquidation preference amount ($100 per share plus accumulated and unpaid dividends) and (2) the amount they would receive if they had converted their Preference Shares into common shares prior to liquidation.

This description of the terms of the Preference Shares is a summary and does not purport to be a complete description of all of the terms and it is qualified in its entirety by reference to the certificate of designations, a form of which is to be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended March 31, 2008.

Terms of the Registration Rights Agreement

In connection with the Capital Investment, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), with J.C. Flowers, with respect to Preference Shares and the Company’s common shares into which the Preference Shares may be converted. Under the Registration Rights Agreement, the Company has agreed, subject to certain exceptions, upon J.C. Flower’s request, to file registration statements to cover the resale of the Preference Shares or the Company’s common shares into which the Preference Shares may be converted at the request of J.C. Flowers. The Registration Rights Agreement also entitles J.C. Flowers to register their Preference Shares or the Company’s common shares into which the Preference Shares may be converted if the Company files registration statements to register the common shares or any other securities, either on its own accord or at the request of another shareholder.

This description of the Registration Rights Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to the Registration Rights Agreement, a form of which is to be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended March 31, 2008.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Capital Investment, the Company agreed to sell to J.C. Flowers a minimum of 1,500,000 Preference Shares at a purchase price of $100 per share, for an aggregate amount of $150,000,000. The Company may also require J.C. Flowers to purchase an additional $150,000,000 aggregate amount of Preference Shares less the amount of any Preference Shares or other securities sold in separate offerings by the closing. The Company may sell other equity securities in the separate offerings. In exchange for providing this backstop commitment, the Company has agreed to pay J.C. Flowers a fee equal to 3% of the portion of the backstop commitment that J.C. Flowers is not required to purchase and to reimburse J.C. Flowers for certain expenses. The Preference Shares were offered and sold in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of the Act.

Item 3.03 Material Modification to Rights of Security Holders

Pursuant to the Capital Investment, the Company amended its existing Rights Agreement, dated July 9, 2007, to provide that J.C. Flowers and any affiliate of J.C. Flowers (collectively, “J.C. Flowers Entity”) shall be excluded from the definition of Acquiring Person, after the first time that J.C. Flowers becomes the Beneficial Owner of 15% or more of Company’s common stock, and prior to the first time that either (x) J.C. Flowers ceases to be the Beneficial Owner of 15% or more of the Company’s common stock or (y) any J.C. Flowers Entity becomes the Beneficial Owner of 20% or more of the Company’s common shares. Common shares acquired in payment of dividends on the Preference Shares will not be taken into account in determining beneficial ownership.

This description of the Amendment to the Rights Agreement is a summary and does not purport to be a complete description of all of the terms of such agreement, and is qualified in its entirety by reference to Amendment No. 1 to the Rights Agreement, a copy of which is to be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL LTD.

By:	/s/ J. Randy MacDonald
J. Randy MacDonald
Chief Financial Officer

Date: May 23, 2008